OFFICE OF THE U.S. TRUSTEE - REGION 3
                            MONTHLY OPERATING REPORT
                        For the month ended July 31, 1998



Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)


                                            Document    Previously   Explanation
Required Attachments:                       Attached     Submitted     Attached

1.  Tax Receipts                              ( )           (X)          (X)

2.  Bank Statements                           ( )           ( )          (X)

3.  Most recently filed Income Tax Return     ( )           (X)          ( )

4.  Most recent Annual Financial Statements   ( )           (X)          ( )
    prepared by accountant


IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE.


RESPONSIBLE PARTY:


                                                Vice President-Controller
---------------------------------------  ---------------------------------------
SIGNATURE OF RESPONSIBLE PARTY                           TITLE



            Vito Panzella                            August 31, 1998
---------------------------------------  ---------------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                        DATE

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                                   ATTACHMENT
                        For the month ended July 31, 1998



Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)

--------------------------------------------------------------------------------

1. Payroll tax filings and payments are made by Automated Data Processing, Inc. (an outside payroll processing company). Evidence of tax payments are available upon request. Previously, the Debtors filed copies of such evidence for the third quarter of 1996 with the US Trustee.

     Please see the Status of Post Petition Taxes attached hereto for the month's activity.

2. The Debtors have 49 bank accounts. In order to minimize costs to the estate, the Debtors have included a GAAP basis Statement of Cash Flows in the Monthly Operating Report. The Statement of Cash Flows replaces the listing of cash receipts and disbursements, copies of the bank statements, and bank account reconciliations.

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                             CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                        For the month ended July 31, 1998



Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)

--------------------------------------------------------------------------------


See Statement of Operations for reporting period attached.

HEADNOTES:
----------

These financial statements are unaudited and accordingly, there could be year end audit adjustments and other adjustments as a result of the Debtors' filing for protection under Chapter 11 of the US Bankruptcy Code on January 30, 1997.

(1) Since the filing of the Monthly Operating Reports for the months ended June 30, 1998 and May 31, 1998, the Debtors recorded an adjustment to reduce previously reported Amortization Expense as a result of a write-down of the Debtors' intangible assets, effective December 31, 1996, based upon the Debtors' determination that an impairment of long-lived assets existed pursuant to Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". In 1997, the Debtors determined that an impairment likely existed with respect to their long-lived assets as of December 31, 1996. In July 1998, in conjunction with the completion of their 1996 and 1997 year end audits, the Debtors determined that intangible assets with a net book value of approximately $1.1 billion were impaired and wrote them down by approximately $792.5 million to their estimated fair value of approximately $307.5 million. Fair value was determined through the application of generally accepted valuation methods to the Debtors' projected cash flows.


                    MobileMedia Corporation and Subsidiaries
                      Consolidated Statements of Operations
       For the Months Ended July 31, 1998, June 30, 1998 and May 31, 1998
                                   (Unaudited)
                                 (in thousands)

                                              July        June         May
                                              1998        1998         1998
                                            --------    --------     --------
Paging Revenues
     Service, Rents & Maintenance           $35,204    $34,557       $35,758

Equipment Sales
     Product Sales                            2,592      2,142         2,208
     Cost of Products Sold                    2,076      1,604         1,470
                                            -------    -------       -------
          Equipment Margin                      515        537           738

     Net Revenue                             35,719     35,094        36,496

Operating Expense
     Service, Rents & Maintenance             8,926      9,161         8,308
     Selling                                  5,040      4,788         5,378
     General & Administrative                11,233     10,620        10,936
                                            -------    -------       -------

     Operating Expense Before Depr.
     & Amort.                                25,198     24,569        24,622

     EBITDA Before Reorganization Costs      10,520     10,525        11,873

     Reorganization Costs                     1,514      1,495         1,456
     Restructuring Costs                          0        248             0
                                            -------    -------       -------

     EBITDA after Reorganization Costs        9,007      8,782        10,417

Depreciation                                  6,724      6,822         7,462
Amortization                                  2,484      2,484(1)      2,487(1)
                                            -------    -------       -------
     Total Depreciation
     and Amortization                         9,208      9,306         9,949

Operating Income(Loss)                         (201)      (524)          468

Interest Expense                              4,793      4,868         4,868
Other (Income)Expense                             9        109           (11)
Taxes                                             0          0             0
                                            -------    -------       -------

Net Loss                                    ($5,003)   ($5,501)      ($4,389)
                                            =======    =======       =======


                             See Accompanying Notes.

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                      CONDENSED CONSOLIDATED BALANCE SHEET
                        For the month ended July 31, 1998



Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)


--------------------------------------------------------------------------------
See balance sheet attached.

HEADNOTES:
----------

These financial statements are unaudited and accordingly, there could be year end audit adjustments and other adjustments as a result of the Debtors' filing for protection under Chapter 11 of the US Bankruptcy Code on January 30, 1997.

(1) Since the filing of the Monthly Operating Report for the month ended May 31, 1998, the Company increased its May Accounts Receivable, Net by $3.4 million. This adjustment resulted from reducing the allowance for doubtful accounts at December 31, 1997.

(2) Since the filing of the Monthly Operating Reports for the months ended June 30, 1998 and May 31, 1998, the Debtors recorded adjustments to their Intangible Assets, Net, Deferred Tax Liability, Accumulated Deficit-Pre Petition and Accumulated Deficit-Post Petition as a result of a write-down of the Debtors' intangible assets, effective December 31, 1996, based upon the Debtors' determination that an impairment of long-lived assets existed pursuant to Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". In 1997, the Debtors determined that an impairment likely existed with respect to their long-lived assets as of December 31, 1996. In July 1998, in conjunction with the completion of their 1996 and 1997 year end audits, the Debtors determined that intangible assets with a net book value of approximately $1.1 billion were impaired and wrote them down by approximately $792.5 million to their estimated fair value of approximately $307.5 million. Fair value was determined through the application of generally accepted valuation methods to the Debtors' projected cash flows.


                    MobileMedia Corporation and Subsidiaries
                           Consolidated Balance Sheets
               As of July 31, 1998, June 30, 1998 and May 31, 1998
                                   (Unaudited)
                                 (in thousands)

                                                                                   July              June                May
                                                                                   1998              1998                1998
                                                                                -----------      -----------         -----------
Assets:
   Current Assets:
      Cash                                                                      $    10,811      $    11,559         $    10,779
      Accounts Receivable, Net                                                       37,580           39,890              44,778(1)
      Inventory                                                                         736              916                 621
      Prepaid Expenses                                                                5,742            5,837               4,449
      Other Current Assets                                                            5,113            5,117               5,161
                                                                                -----------      -----------         -----------
         Total Current Assets                                                        59,983           63,319              65,788

   Noncurrent Assets:
      Property and Equipment, Net                                                   228,207          227,699             231,556
      Deferred Financing Fees, Net                                                   20,813           21,117              21,421
      Investment In Net Assets Of Equity Affiliate                                    1,734            1,734               1,766
      Intangible Assets, Net                                                        278,206          280,666(2)          283,013(2)
      Other Assets                                                                      353              378                 403
                                                                                -----------      -----------         -----------
         Total Noncurrent Assets                                                    529,314          531,593             538,158

      Total Assets                                                              $   589,297      $   594,913         $   603,946
                                                                                ===========      ===========         ===========





Liabilities and Stockholders' Equity:
   Liabilities Not Subject to Compromise:
      DIP Credit Facility                                                       $         0      $         0         $         0
      Accrued Reorganization Costs                                                    5,275            5,041               5,454
      Accrued Wages, Benefits and Payroll Taxes                                       9,049            7,614               6,859
      Accounts Payable - Post Petition                                                3,966            3,815               2,691
      Accrued Interest                                                                5,455            5,435               5,439
      Accrued Expenses and Other Current Liabilities                                 33,469           32,735              34,644
      Advance Billings and Customer Deposits                                         32,659           32,446              32,851
                                                                                -----------      -----------         -----------
         Total Liabilities Not Subject To Compromise                                 89,873           87,086              87,938

   Liabilities Subject to Compromise:
      Accrued Wages, Benefits and Payroll Taxes                                       3,093            3,093               3,093
      Chase Credit Facility                                                         649,000          649,000             649,000
      Notes Payable - 10 1/2%                                                       174,125          174,125             174,125
      Notes Payable - 9 3/8%                                                        250,000          250,000             250,000
      Notes Payable - Yampol                                                            986              986                 986
      Notes Payable - Dial Page 12 1/4%                                               1,570            1,570               1,570
      Accrued Interest                                                               20,423           20,423              20,423
      Accounts Payable- Pre Petition                                                 12,731           16,124              18,794
      Accrued Expenses and Other Current Liabilities - Pre Petition                  21,515           21,515              21,515
      Other Liabilities                                                               4,737            4,744               4,755
                                                                                -----------      -----------         -----------
         Total Liabilities Subject To Compromise                                  1,138,180        1,141,581           1,144,261

Deferred Tax Liability                                                                2,655            2,655(2)            2,655(2)

   Stockholders' Equity
      Class A Common Stock                                                               50               50                  50
      Class B Common Stock                                                                2                2                   2
      Additional Paid-In Capital                                                    689,148          689,148             689,148
      Accumulated Deficit - Pre Petition                                         (1,171,108)      (1,171,108)(2)      (1,171,108)(2)
      Accumulated Deficit - Post Petition                                          (153,382)        (148,379)(2)        (142,878)(2)
                                                                                -----------      -----------         -----------
         Total Stockholders' Equity                                                (635,289)        (630,286)           (624,785)
      Less:
      Treasury Stock                                                                 (6,123)          (6,123)             (6,123)
                                                                                -----------      -----------         -----------
         Total Stockholders' Equity                                                (641,412)        (636,409)           (630,908)

      Total Liabilities and Stockholders' Equity                                $   589,297      $   594,913         $   603,946
                                                                                ===========      ===========         ===========

                             See Accompanying Notes

Footnotes to the Financial Statements:

1. These financial statements are unaudited and accordingly, there could be year end audit adjustments and other adjustments as a result of the Debtors' filing for protection under Chapter 11 of the US Bankruptcy Code on January 30, 1997.

2. On January 30, 1997 (the "Filing Date"), MobileMedia Corporation (the "Company"), MobileMedia Communications, Inc. ("MobileMedia Communications") and all seventeen of MobileMedia Communications' subsidiaries (collectively with the Company and MobileMedia Communications, the "Debtors"), filed for protection under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     The Bankruptcy Court has authorized the Debtors to pay certain pre-petition creditors. These permitted pre-petition payments include: (i) employee salary and wages; (ii) certain employee benefits and travel expenses; (iii) certain amounts owing to essential vendors; (iv) trust fund type sales and use taxes; (v) trust fund payroll taxes; (vi) property taxes; (vii) customer refunds; and (viii) customer rewards.

     On January 27, 1998, the Company filed its Joint Plan of Reorganization with the Bankruptcy Court. On February 2, 1998, the Company filed its Disclosure Statement with the Bankruptcy Court. The Debtors, the Steering Committee for the Debtors' secured creditors and the Official Committee of Unsecured Creditors have agreed to adjourn a hearing concerning the adequacy of information contained in the Disclosure Statement that had been scheduled for April 14, 1998.

     On August 20, 1998, Arch Communications Group, Inc. ("Arch") and the Debtors announced a definitive merger agreement for Arch to acquire the Debtors. Under the terms of the agreement, Arch will acquire the Debtors for a combination of cash, the assumption of certain liabilities, and the issuance of Arch common stock and warrants to acquire Arch common stock. The transaction will be implemented through a plan of reorganization that the Debtors filed with the Bankruptcy Court on August 20, 1998 ("the Amended Plan"). A Disclosure Statement related to the Amended Plan was filed with the Bankruptcy Court on August 25, 1998. A hearing concerning the adequacy of information contained in the Disclosure Statement has been scheduled for September 24, 1998.

3. Since the Filing Date, the Debtors have continued to manage their business as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code. During the pendency of the Chapter 11 cases, the Bankruptcy Court has jurisdiction over the assets and affairs of the Debtors, and their continued operations are subject to the Bankruptcy Court's protection and supervision. The Debtors have sought, obtained, and are in the process of applying for, various orders from the Bankruptcy Court intended to stabilize and reorganize their business and minimize any disruption caused by the Chapter 11 cases.

4. Restructuring costs of $0.2 million for the month ended June 30, 1998 include severance expenses primarily related to the relocation of the Company's retail activation center.

5. Since the filing of the Monthly Operating Report for the month ended May 31, 1998, the Company increased its May 31, 1998 Accounts Receivable, Net by $3.4 million. This adjustment resulted from reducing the allowance for doubtful accounts at December 31, 1997.

6. Since the filing of the Operating Reports for the months ended June 30, 1998 and May 31, 1998, the Debtors recorded adjustments to previously reported Amortization Expense, Intangible Assets, Net, Deferred Tax Liability, Accumulated Deficit-Pre Petition and Accumulated Deficit-Post Petition as a result of a write-down of the Debtors' intangible assets, effective December 31, 1996, based upon the Debtor's determination of the level of impairment of long-lived assets, pursuant to Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of".

     In 1997, the Debtors determined that an impairment likely existed with respect to their long-lived assets as of December 31, 1996. In July 1998, in conjunction with the completion of their 1996 and 1997 year end audits, the Debtor's determined that intangible assets with a net book value of approximately $1.1 billion were impaired and wrote them down by approximately $792.5 million to their estimated fair value of $307.5 million. Fair value was determined through the application of generally accepted valuation methods to the Debtor's projected cash flows.

7. The Company is one of the largest paging companies in the U.S., with approximately 3.2 million units in service at July 31, 1998, and offers local, regional and national paging services to its subscribers. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company's business is conducted primarily through the Company's principal operating subsidiary, MobileMedia Communications, and its subsidiaries. The Company markets its services primarily under the "MobileComm" brand name. All significant intercompany accounts and transactions have been eliminated.

8. As previously announced in its September 27, 1996 and October 21, 1996 releases, the Company discovered misrepresentations and other violations which occurred during the licensing process for as many as 400 to 500, or approximately 6% to 7%, of its approximately 8,000 local transmission one-way paging stations. The Company caused an investigation to be conducted by its outside counsel, and a comprehensive report regarding these matters was provided to the FCC in the fall of 1996. In cooperation with the FCC, outside counsel's investigation was expanded to examine all of the Company's paging licenses, and the results of that investigation were submitted to the FCC on November 8, 1996. As part of the cooperative process, the Company also proposed to the FCC that a Consent Order be entered which would result, among other things, in the return of certain local paging authorizations then held by the Company, the dismissal of certain pending applications for paging authorizations, and the voluntary acceptance of a substantial monetary forfeiture.

     On January 13, 1997, the FCC issued a Public Notice relating to the status of certain FCC authorizations held by the Company. Pursuant to the Public Notice, the FCC announced that it had (i) automatically terminated approximately 185 authorizations for paging facilities that were not constructed by the expiration date of their construction permits and remained unconstructed, (ii) dismissed approximately 94 applications for fill-in sites around existing paging stations (which had been filed under the so-called "40-mile rule") as defective because they were predicated upon unconstructed facilities and (iii) automatically terminated approximately 99 other authorizations for paging facilities that were constructed after the expiration date of their construction permits. With respect to the approximately 99 authorizations where the underlying station was untimely constructed, the FCC granted the Company interim operating authority subject to further action by the FCC.

     On April 8, 1997, the FCC adopted an order commencing an administrative hearing into the qualification of the Company to remain a licensee. The order directed an Administrative Law Judge to take evidence and develop a full factual record on directed issues concerning the Company's filing of false forms and applications. The Company was permitted to operate its licensed facilities and provide service to the public during the pendency of the hearing.

     On June 6, 1997, the FCC issued an order staying the hearing proceeding in order to allow the Company to develop and consummate a plan of reorganization that provides for a change of control of the Company and a permissible transfer of the Company's FCC licenses. The order was originally granted for ten months and was extended by the FCC through October 6, 1998. The order, which is based on an FCC doctrine known as Second Thursday, provides that if there is a change of control that meets the conditions of Second Thursday, the Company's FCC issues will be resolved by the transfer of the Company's FCC licenses to the new owners of the Company and the hearing will not proceed. The Company believes that a reorganization plan that provides for either a conversion of certain existing debt to equity, in which case existing MobileMedia shares will be substantially diluted or eliminated, or a sale of the Company, as reflected in the Amended Plan, will result in a change of control. In the event that the Company were unable to consummate the Amended Plan or any other plan of reorganization that satisfies the conditions of Second Thursday, the Company would be required to proceed with the hearing, which, if adversely determined, could result in the loss of the Company's licenses or substantial monetary fines, or both. Such an outcome would have a material adverse effect on the Company's financial condition and results of operations.

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                         CONSOLIDATED STATEMENT OF CASH
                           RECEIPTS AND DISBURSEMENTS
                        For the month ended July 31, 1998



Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)


--------------------------------------------------------------------------------
The Debtors have 49 bank accounts. In order to minimize costs to the estate, the Debtors have included a GAAP basis Statement of Cash Flows for the reporting period which is attached. The Statement of Cash Flows replaces the listing of cash receipts and disbursements, copies of the bank statements, and bank account reconciliations.

HEADNOTES:
----------

These financial statements are unaudited and accordingly, there could be year end audit adjustments and other adjustments as a result of the Debtors' filing for protection under Chapter 11 of the US Bankruptcy Code on January 30, 1997.

(1) Since the filing of the Monthly Operating Reports for the months ended June 30, 1998 and May 31, 1998, the Debtors recorded an adjustment to reduce previously reported Amortization Expense as a result of a write-down of the Debtors' intangible assets, effective December 31, 1996, based upon the Debtors' determination that an impairment of long-lived assets existed pursuant to Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". In 1997, the Debtors determined that an impairment likely existed with respect to their long-lived assets as of December 31, 1996. In July 1998, in conjunction with the completion of their 1996 and 1997 year end audits, the Debtors determined that intangible assets with a net book value of approximately $1.1 billion were impaired and wrote them down by approximately $792.5 million to their estimated fair value of approximately $307.5 million. Fair value was determined through the application of generally accepted valuation methods to the Debtors' projected cash flows.

                    MobileMedia Corporation and Subsidiaries
                      Consolidated Statements Of Cash Flows
       For The Months Ended July 31, 1998, June 30, 1998 and May 31, 1998
                                   (Unaudited)
                                 (in thousands)

                                                                                July 1998         June 1998             May 1998
                                                                                ---------         ---------             --------
Operating Activities
   Net Loss                                                                      ($5,003)          ($5,501)             ($4,389)
   Adjustments To Reconcile Net Loss To Net Cash
   Provided By (Used In) Operating Activities:
      Depreciation And Amortization                                                9,208             9,306(1)             9,949(1)
      Provision For Uncollectible Accounts And Returns                             1,185               999                1,563
      Undistributed Earnings Of Affiliate                                              0                32                    0
      Deferred Financings Fees, Net                                                  304               304                  304
      Change In Operating Assets and Liabilities:
         Accounts Receivable                                                       1,125             3,889               (1,876)
         Inventory                                                                   179              (294)                 (82)
         Prepaid Expenses And Other Assets                                            99            (1,456)               1,869
         Accounts Payable, Accrued Expenses and Other                               (613)           (3,533)              (3,643)
                                                                                 -------           -------              -------
Net Cash Provided By (Used In) Operating Activities                                6,484             3,745                3,696

Investing Activities
   Construction And Capital Expenditures,
      Including Net Change In Pager Assets                                        (7,232)           (2,964)              (5,353)
                                                                                 -------           -------              -------
Net Cash Used In Investing Activities                                             (7,232)           (2,964)              (5,353)

Financing Activities
   Borrowings (Repayments) of DIP Credit Facility                                      0                 0                    0
                                                                                 -------           -------              -------
Net Cash Provided By (Used In) Financing Activities                                    0                 0                    0

Net Increase (Decrease) In Cash And Cash Equivalents                                (748)              781               (1,657)
Cash And Cash Equivalents At Beginning Of Period                                  11,559            10,779               12,435
                                                                                 -------           -------              -------
Cash And Cash Equivalents At End Of Period                                       $10,811           $11,559              $10,779
                                                                                 =======           =======              =======

                             See Accompanying Notes

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                     STATEMENT OF ACCOUNTS RECEIVABLE AGING
                   AND AGING OF POSTPETITION ACCOUNTS PAYABLE
                        For the month ended July 31, 1998


Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)

--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGING
--------------------------------------------------------------------------------
                        $23,765,956  0 - 30 days old
               -----------------------------------------------------------------
                         12,563,817  31 - 60 days old
               -----------------------------------------------------------------
                          5,348,290  61 - 90 days old
               -----------------------------------------------------------------
                         13,394,720  91+ days old
               -----------------------------------------------------------------
                         55,072,783  TOTAL TRADE ACCOUNTS RECEIVABLE
               -----------------------------------------------------------------
                       (18,031,000)  ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS
               -----------------------------------------------------------------
                         37,041,783  TRADE ACCOUNTS RECEIVABLE (NET)
               -----------------------------------------------------------------
                            538,027  OTHER NON-TRADE RECEIVABLES
               -----------------------------------------------------------------
                        $37,579,810  ACCOUNTS RECEIVABLE, NET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
AGING OF POSTPETITION ACCOUNTS PAYABLE
--------------------------------------------------------------------------------
                      0-30         31-60       61-90      91+
                      Days          Days       Days       Days        Total
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE   $3,733,745     232,180        0          0      $3,965,925
--------------------------------------------------------------------------------

                      OFFICE OF THE U.S. TRUSTEE - REGION 3
                         STATEMENT OF OPERATIONS, TAXES,
                             INSURANCE AND PERSONNEL
                        For the month ended July 31, 1998

Debtor Name:  MobileMedia Corporation et al.

Case Number:  97-174 (PJW)

--------------------------------------------------------------------------------
STATUS OF POSTPETITION TAXES

--------------------------------------------------------------------------------
                       BEGINNING    AMOUNT                   ENDING
                          TAX      WITHHELD     AMOUNT        TAX     DELINQUENT
                       LIABILITY  OR ACCRUED     PAID      LIABILITY    TAXES
--------------------------------------------------------------------------------
FEDERAL
--------------------------------------------------------------------------------
WITHHOLDING           $        0  $1,264,187  $1,264,187  $        0     $0
--------------------------------------------------------------------------------
FICA-EMPLOYEE                  0     639,176     639,176           0      0
--------------------------------------------------------------------------------
FICA-EMPLOYER             60,094   1,375,934   1,276,463     159,565      0
--------------------------------------------------------------------------------
UNEMPLOYMENT                 394       4,301       3,756         939      0
--------------------------------------------------------------------------------
INCOME                         0           0           0           0      0
--------------------------------------------------------------------------------
TOTAL FEDERAL TAXES       60,488   3,283,598   3,183,582     160,504      0
--------------------------------------------------------------------------------
STATE AND LOCAL
--------------------------------------------------------------------------------
WITHHOLDING                    0     212,172     202,257       9,915      0
--------------------------------------------------------------------------------
SALES                    640,317   1,138,439   1,216,751     562,005      0
--------------------------------------------------------------------------------
UNEMPLOYMENT               3,629      40,722      36,260       8,091      0
--------------------------------------------------------------------------------
REAL PROPERTY          6,282,583     399,924      23,800   6,658,707      0
--------------------------------------------------------------------------------
OTHER                  1,023,811     911,409     600,053   1,335,167      0
--------------------------------------------------------------------------------
TOTAL STATE AND LOCAL  7,950,340   2,702,666   2,079,121   8,573,885      0
--------------------------------------------------------------------------------
TOTAL TAXES           $8,010,828  $5,986,264  $5,262,703  $8,734,389     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PAYMENTS TO INSIDERS AND PROFESSIONALS
                        For the month ended July 31, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  INSIDERS (1)
--------------------------------------------------------------------------------

                                                    Salary/
                                                    Bonus/
                                                     Auto    Reimbursable
         Payee Name              Position         Allowance    Expenses   Total
--------------------------------------------------------------------------------
Alvarez & Marsal Inc. -   Chairman -               $54,167     $1,814    $55,981
Joseph A. Bondi           Restructuring
--------------------------------------------------------------------------------
Burdette, H. Stephen      Senior VP Corporate       15,000          0     15,000
                          Development and
                          Senior VP Operations
--------------------------------------------------------------------------------
Grawert, Ron              Chief Executive Officer   30,769      4,899     35,668
--------------------------------------------------------------------------------
Gray, Patricia            Secretary/VP and          13,846        759     14,605
                          General Counsel
--------------------------------------------------------------------------------
Gross, Steven             Executive VP Sales &      16,317      8,468     24,785
                          Marketing
--------------------------------------------------------------------------------
Hilson, Debra             Assistant Secretary        4,662      2,591      7,253
--------------------------------------------------------------------------------
Hughes, Curtis            VP Management             10,120        154     10,274
                          Information Systems
--------------------------------------------------------------------------------
Pascucci, James           Treasurer                  8,273        938      9,211
--------------------------------------------------------------------------------
Panzella, Vito            VP / Controller            8,846          0      8,846
--------------------------------------------------------------------------------
Witsaman, Mark            Senior VP and Chief       15,269      4,618     19,887
                          Technology Officer
--------------------------------------------------------------------------------
                                     TOTAL PAYMENTS TO INSIDERS         $201,510
--------------------------------------------------------------------------------

(1) Excludes 19 non-executive officers of subsidiaries who were paid salaries and reimbursable expenses in the aggregate of $194,846.

---------------------------------------------------------------------------------------------------------------------
                                  PAYMENTS TO INSIDERS AND PROFESSIONALS (Continued)
                                           For the month ended July 31, 1998
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                     PROFESSIONALS
---------------------------------------------------------------------------------------------------------------------
                                                                                                         Holdback
                                                                                                           and
                                                     Date of                                             Invoice
             Name and Relationship                    Court          Invoices         Invoices           Balances
                                                    Approval       Received (1)         Paid                Due
---------------------------------------------------------------------------------------------------------------------
1.  Ernst & Young - Auditor, Tax and Financial       1/30/97          $506,974       $ 409,092         $  529,957
       Consultants to Debtor
---------------------------------------------------------------------------------------------------------------------
2.  Latham & Watkins - Counsel to Debtor             1/30/97           134,864          47,305            179,688
---------------------------------------------------------------------------------------------------------------------
3.  Alvarez & Marsal Inc.- Restructuring             1/30/97                --         313,271            337,305
       Consultant to Debtor (2)
---------------------------------------------------------------------------------------------------------------------
4.  Sidley & Austin - Bankruptcy Counsel to          1/30/97                --         259,159            445,035
       Debtor
---------------------------------------------------------------------------------------------------------------------
5.  Young, Conway, Stargate & Taylor - Delaware      1/30/97                --          23,066             19,438
       Counsel to Debtor
---------------------------------------------------------------------------------------------------------------------
6.  Wiley, Rein & Fielding - FCC Counsel to          1/30/97            54,606           28,166           114,826
       Debtor
---------------------------------------------------------------------------------------------------------------------
7.  Koteen & Naftalin - FCC Counsel to  Debtor       6/11/97                --               --             3,945
---------------------------------------------------------------------------------------------------------------------
8.  Houlihan, Lokey, Howard & Zukin - Advisors       6/04/97                --               --            75,000
       to the Creditors' Committee
---------------------------------------------------------------------------------------------------------------------
9.  Jones, Day, Reavis & Pogue - Counsel to the      4/03/97            51,513               --            89,618
       Creditors' Committee
---------------------------------------------------------------------------------------------------------------------
10. Morris, Nichols, Arsht & Tunnell - Delaware      4/03/97                --              523             1,749
       Counsel to the Creditors' Committee
---------------------------------------------------------------------------------------------------------------------
11. Paul, Weiss, Rifkind, Wharton & Garrison -       4/25/97                --            1,754             1,312
       FCC Counsel to the Creditors' Committee
---------------------------------------------------------------------------------------------------------------------
12. The Blackstone Group LP - Financial              7/10/97           148,091          200,000           348,091
       Advisors to Debtor
---------------------------------------------------------------------------------------------------------------------
13. Gerry, Friend & Sapronov, LLP. - Counsel to     10/27/97            16,136           20,958            96,839
       Debtor
---------------------------------------------------------------------------------------------------------------------
                             TOTAL                                    $912,184       $1,303,294        $2,242,803
---------------------------------------------------------------------------------------------------------------------

(1) Excludes invoices for fees and expenses through July 31, 1998 that were received by the Debtors subsequent to July 31, 1998.

(2) Includes fees and expenses for David R. Gibson, Senior Vice President and Chief Financial Officer (effective June 24, 1997).

---------------------------------------------------------------------------------------------------------------------
ADEQUATE PROTECTION PAYMENTS
For the month ended July 31, 1998
---------------------------------------------------------------------------------------------------------------------
                                                             SCHEDULED            AMOUNTS
                                                              MONTHLY              PAID                TOTAL
                                                             PAYMENTS             DURING               UNPAID
NAME OF CREDITOR                                                DUE                MONTH            POSTPETITION
---------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank - (Interest)                       $4,636,278          $4,636,278*            $    0
---------------------------------------------------------------------------------------------------------------------

* Payment made on 8/1/98.

---------------------------------------------------------------------------------------------------------------------
QUESTIONNAIRE
For the month ended July 31, 1998                                                                  YES        NO
---------------------------------------------------------------------------------------------------------------------
1.  Have any assets been sold or transferred outside the normal course of
    business this reporting period?                                                                Yes
---------------------------------------------------------------------------------------------------------------------
2.  Have any funds been disbursed from any account other than a debtor in possession account?                 No
---------------------------------------------------------------------------------------------------------------------
3.  Are any postpetition receivables (accounts, notes, or loans) due from related parties?                    No
---------------------------------------------------------------------------------------------------------------------
4.  Have any payments been made of prepetition liabilities this reporting period?                  Yes
---------------------------------------------------------------------------------------------------------------------
5.  Have any postpetition loans been received by the debtor from any party?                                   No
---------------------------------------------------------------------------------------------------------------------
6.  Are any postpetition payroll taxes past due?                                                              No
---------------------------------------------------------------------------------------------------------------------
7.  Are any postpetition state or federal income taxes past due?                                              No
---------------------------------------------------------------------------------------------------------------------
8.  Are any postpetition real estate taxes past due?                                                          No
---------------------------------------------------------------------------------------------------------------------
9.  Are any postpetition taxes past due?                                                                      No
---------------------------------------------------------------------------------------------------------------------
10. Are any amounts owed to postpetition creditors past due?                                                  No
---------------------------------------------------------------------------------------------------------------------
11. Have any prepetition taxes been paid during the reporting period?                              Yes
---------------------------------------------------------------------------------------------------------------------
12. Are any wage payments past due?                                                                           No
---------------------------------------------------------------------------------------------------------------------

    If the answer to any of the above questions is "YES", provide a detailed explanation of each item.



Item 1. On July 7, 1998, the Debtors entered into a purchase agreement with Pinnacle Towers Inc. for the sale of their towers and certain related assets. The sale is expected to close in September 1998.

Item 4 & 11.   The Court has authorized the Debtors to pay certain pre-petition creditors. These permitted pre-petition payments include (i) employee salary and wages; (ii) certain employee benefits and travel expenses; (iii) certain amounts owing to essential vendors; (iv) trust fund type sales and use taxes; (v) trust fund payroll taxes; (vi) property taxes; (vii) customer refunds; and
               (viii) customer rewards.

Item 5. As of July 31, 1998 there were no funded borrowings under the DIP facility and a $0.5 million letter of credit issued in 1997 remained a contingent obligation of the Debtors under the DIP facility.

--------------------------------------------------------------------------------
                                   INSURANCE
                       For the month ended July 31, 1998
--------------------------------------------------------------------------------
     There were no changes in insurance coverage for the reporting period.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   PERSONNEL
                       For the month ended July 31, 1998
--------------------------------------------------------------------------------
                                                       Full Time    Part Time
--------------------------------------------------------------------------------
1. Total number of employees at beginning of period      3,075         32
--------------------------------------------------------------------------------
2. Number of employees hired during the period              29         17
--------------------------------------------------------------------------------
3. Number of employees terminated or resigned
   during the period                                       102          6
--------------------------------------------------------------------------------
4. Total number of employees on payroll
   at end of period                                      3,002         43
--------------------------------------------------------------------------------